Exhibit 99.2

Disclaimer

For the purposes of this notice, the "presentation" that follows shall mean and include the slides that follow, the oral presentation of the slides by members of management of Aries I Acquisition Corporation ("SPAC" or "Aries"), Infinite Assets, Inc. (the "Company" or "InfiniteWorld") or any person on their behalf, the question-and-answer session that follows that oral presentation, hard copies of this document and any materials distributed at, or in connection with, that presentation. By attending the meeting where the presentation is made, or by reading the presentation slides, you will be deemed to have (i) agreed to the following limitations and notifications and made the following undertakings and (ii) acknowledged that you understand the legal and regulatory sanctions attached to the misuse, disclosure or improper circulation of this presentation.

Confidentiality: This presentation is preliminary in nature and provided solely for informational and discussion purposes only and must not be relied upon for any other purposes. This presentation is intended solely for investors that are qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and eligible institutional investors outside the United States and has been prepared for the purposes of familiarizing such investors with the potential business combination between InfiniteWorld and SPAC (the "Business Combination," and the resulting combined company, the "Combined Company") and related transactions, including the proposed private offering of public equity (the "PIPE Offering, and collectively, the "Proposed Transactions") and for no other purpose. The release, reproduction, publication or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of the Company and SPAC is unlawful and prohibited. Persons whom possess this document should inform themselves about, and observe, any such restrictions. By accepting this presentation, each recipient agrees: (i) that the information included in this presentation is confidential and may constitute material non-public information, (ii) to maintain the confidentiality of all information that is contained in this presentation and not already in the public domain, and (iii) to use this presentation for the sole purpose of evaluating the Company, SPAC, the Combined Company and the Proposed Transactions.

No Offer or Solicitation: This presentation and any oral statements made in connection with this presentation do not constitute an offer to sell, or the solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, consent or approval in any jurisdiction in connection with the Proposed Transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This presentation does not constitute either advice or a recommendation regarding any securities. Any offer to sell securities pursuant to the PIPE Offering will be made only pursuant to a definitive subscription agreement and will be made in reliance on an exemption from registration under the Securities Act for offers and sales of securities that do not involve a public offering. SPAC and the Company reserve the right to withdraw or amend for any reason any offering and to reject any subscription agreement for any reason. The communication of this presentation is restricted by law; in addition to any prohibitions on distribution otherwise provided for herein, this presentation is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. The contents of this presentation have not been reviewed by any regulatory authority in any jurisdiction.

Participants in Solicitation: Aries and its directors and executive officers may be deemed participants in the solicitation of proxies from Aries's shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in Aries is contained in Aries's registration statement on Form S-1 (File No. 333-253806), which was declared effective by the SEC on May 18, 2021. To the extent such holdings of Aries's securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed Business Combination when available.

The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from Aries's shareholders with respect to the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement for the proposed Business Combination when available.

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Disclaimer (Cont'd)

No Representations or Warranties: No representations or warranties, express or implied are given in, or in respect of, this presentation or as to the accuracy, reasonableness or completeness of the information contained in or incorporated by reference herein. To the fullest extent permitted by law, in no circumstances will SPAC, the Company or any of their respective affiliates, directors, officers, employees, members, partners, shareholders, advisors or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents (including the internal economic models), its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of the Company, SPAC or any of their respective affiliates, directors, officers, employees, members, partners, shareholders, advisors or agents has independently verified the data obtained from these sources or makes any representation or warranty with respect to the accuracy of such information. Any data on past performance or modelling contained herein is not an indication as to future performance. Recipients of this presentation are not to construe its contents, or any prior or subsequent communications from or with SPAC, the Company or their respective representatives as investment, legal or tax advice. In addition, this presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of the Company, SPAC, the Combined Company or the Proposed Transactions. Recipients of this presentation should each make their own evaluation of the Company, SPAC, the Combined Company or the Proposed Transactions and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Recipients are not entitled to rely on the accuracy or completeness of this presentation and are entitled to rely solely on only those particular representations and warranties, if any, which may be made by SPAC or the Company to a recipient of this presentation or other third party in a definitive written agreement, when, and if executed, and subject to the limitations and restrictions as may be specified therein. The information contained herein and the parties involved in the Proposed Transactions, any representations, warranties, agreements or covenants between the recipient and any parties involved in the Proposed Transactions will be set forth in definitive agreements by and among such persons. The Company and SPAC disclaim any duty to update the information contained in this presentation.

Forward-Looking Statements: This presentation includes "forward-looking statements" within the meaning of the federal securities laws, including, but not limited to opinions and projections prepared by the Company's and SPAC's management. The recipient can identify forward-looking statements because they typically contain words such as "outlook," "believes," "expects," " will," " projected," "continue," " increase," "may," "should," "could," "seeks," "predicts," "intends," "trends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words and/or similar expressions that concern the Company's or SPAC's strategy, plans or intentions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements, opinions and projections are neither historical facts nor assurances of future performance. Instead, they are based only on the Company's and SPAC's current beliefs, expectations and assumptions regarding the future of their business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's or SPAC's control. Actual results and condition (financial or otherwise) may differ materially from those indicated in the forward-looking statements.

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Disclaimer (Cont'd)

These forward-looking statements also involve significant risks and uncertainties, many of which are beyond control of the Company or SPAC, that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted in connection with the Proposed Transactions; (2) the inability to complete the Proposed Transactions; (3) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the Proposed Transactions; (4) the risk that the Proposed Transactions disrupt current plans and operations; (5) the inability to recognize the anticipated benefits of the Proposed Transactions, which may be affected by, among other things, competition, the ability of the Combined Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (6) costs related to the Proposed Transactions; (7) changes in the applicable laws or regulations as well as ability to obtain any regulatory approvals; (8) the possibility that the Company or the Combined Company may be adversely affected by other economic, business, and/or competitive factors; (9) the impact of the global COVID 19 pandemic and; (10) other risks and uncertainties set forth in this presentation or separately provided to you and indicated from time to time described in filings and potential filings by the Company, SPAC and the Combined Company with the US Securities and Exchange Commission (the "SEC"). The Company and SPAC caution that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward looking statements, including projections, which speak only as of the date made. The Company and SPAC undertake no obligation to and accepts no obligation to release publicly any updates or revisions to any forward looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Financial Information: The financial and operating forecasts and projections contained in this presentation represent certain estimates of InfiniteWorld as of the date thereof. InfiniteWorld's independent public accountants have not examined, reviewed or compiled the forecasts or projections and, accordingly, do not express an opinion or other form of assurance with respect thereto. These projections should not be relied upon as being indicative of future results. Furthermore, none of InfiniteWorld or its management team can give any assurance that the forecasts or projections contained herein accurately represents InfiniteWorld's future operations or financial condition. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of InfiniteWorld or that actual results will not differ materially from those presented in these materials. Some of the assumptions upon which the projections are based inevitably will not materialize and unanticipated events may occur that could affect results. Therefore, actual results achieved during the periods covered by the projections may vary and may vary materially from the projected results. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information are indicative of future results or will be achieved.

Any "pro forma" financial data included in this presentation has not been prepared in accordance with Article 11 of Regulation S-X of the SEC, is presented for informational purposes only and may differ materially from the Regulation S-X compliant pro forma financial statements of InfiniteWorld to be included any filings with the SEC.

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Disclaimer (Cont'd)

Non-GAAP Financial Measures: This presentation includes certain non-GAAP financial measures on a forward-looking basis such as EBITDA and gross profit. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP. The Company believes that these non-GAAP measures of future financial results provide useful supplemental information to investors about the Company and its management uses such forward-looking non-GAAP measures to evaluate the Company's projected financials and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents and other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial similarly titled measures of other companies.

Additionally, the forward-looking non-GAAP financial measures provided are presented on a non-GAAP basis without reconciliations of such measures because not all of the information necessary for a quantitative reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is available without unreasonable efforts at this time and due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. You should be aware that presentation of these non-GAAP measures in this presentation may not be comparable to similarly-titled measures used by other companies which may be defined and calculated differently. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that SPAC or InfiniteWorld, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

Trademarks: This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and the Company's and SPAC's use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, © or ® symbols, but the Company, SPAC and their affiliates will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

Important Information About the Proposed Transactions and Where to Find It: In connection with the Proposed Transactions, SPAC intends to file a proxy statement/registration statement on Form S-4 with the SEC, which will be used at the meeting of SPAC shareholders to approve the Proposed Transactions. Investors and security holders of SPAC and the Company are urged to read the proxy statement/registration statement, any amendments thereto and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the Company, SPAC and the Proposed Transactions. The definitive proxy statement will be mailed to stockholders of SPAC as of a record date to be established for voting on the Proposed Transactions. Investors and security holders will also be able to obtain copies of the proxy statement/prospectus on Form S-4 and other documents containing important information. Documents are filed with the SEC and accessible, without charge, at the SEC's website at www.sec.gov.Investment in any securities described herein has not been approved or is approved by the SEC or any other regulatory authority not has any authority passed upon or endorsed the merits of the offering or the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense.

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Transaction Overview

Overview

Infinite Assets ("InfiniteWorld") represents the combination of digital asset infrastructure with leading digital asset content creation capabilities

Aries I Acquisition Corporation ("Aries") is a technology focused SPAC with $145M cash in trust

InfiniteWorld and Aries are combining to capitalize on deep secular trends at play in the way leading brands use digital assets, marketing and engagement strategies, and cutting-edge technology to drive digital engagement commerce incrementality in the metaverse

Capital Structure

InfiniteWorld shareholders are rolling 100% of their equity with all transaction proceeds (after transaction expenses) being retained in the business

Current investors in InfiniteWorld include Morgan Creek Digital, GSR, Wintermute, Blockchain Coinvestors, Bill Shihara, among others

Pro Forma for the business combination (assuming no redemptions), we expect:

- InfiniteWorld will have $151M of cash to fund the acceleration initiatives ($145M cash in trust and $26M cash balance of Infinite, less $20M of estimated transaction expenses) (1)
- Existing InfiniteWorld shareholders will represent 75% of the Pro Forma ownership at close with up to 50M of additional earnout potential (2)

Valuation

Pro Forma Enterprise Value of $554M, representing 7.8x and 3.2x 2023E and 2024E Revenue, respectively

Represents attractive entry point compared to peer trading multiples

1) Assumes no Aries shareholder redemptions
2) Pro Forma ownership does not include the potential earnout consideration of up to 50M additional shares issued in equal increments upon the share price achieving $15.00, $17.50, $20.00, $22.50 and $25.00 for 20 consecutive trading days between closing and the fifth anniversary of closing

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Pro Forma Ownership ($ in millions, except per share data) Sources Aries I Cash Held in Trust (1) $145 Shares Issued to InfiniteWorld Shareholders (2) $525 InfiniteWorld Cash on Hand $26 Total Sources $696 Transaction Overview (Cont’d) Uses Stock Consideration to InfiniteWorld Shareholders (2) $525 Estimated Transaction Expenses $20 Cash to Balance Sheet (1) $151 Total Sources $696 Pro Forma Valuation Share Price (2) $10.00 Pro Forma Shares Outstanding (3), (4) 70.5 Equity Value $705 (+) Debt – ( - ) Cash $151 Enterprise Value $554 7 1. Assumes no Aries shareholder redemptions 2. Shares issued is based on $10.00 per share 3. Pro Forma ownership does not include the potential earnout consideration of up to 50M additional shares issued in equal increments upon the share price achieving $15.00, $17.50, $20.00, $22.50 and $25.00 for 20 consecutive trading days between closing and the fifth anniversary of closing 4. Does not include the impact of warrants exercisable at $11.50

Aries I Acquisition Corp. (NASDAQ: RAM) raised $144M in its initial public offering on May 18, 2021, to merge with a target in the blockchain, digital currencies, and quantum computing sectors Aries I Acquisition Corp. Acquisition Criteria High growth sector with large addressable market Early - stage curve with ability to take advantage of structural next generation evolution Differentiated approach to secure market position against competitors Clear roadmap that can be turbocharged in conjunction with a strategic capital raise and access to the public markets Uniquely positioned technology infrastructure to underscore transition of commerce to digital world Strong and committed management team with proven track record of innovative growth 8 Our Partners

130 Employees +75 Customers to date Decades Collective experience in digital assets space 9

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The Digital Economy

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4) Crypto.com, as of Jun. 2021 5) Roundhill Investments, as of Jun. 2021 6) Coin Desk, as of Q3 2021 1) DataReportal, as of Oct. 2021 2) UNCTAD, as of May 2021 3) PubMatic, 2020 Global Digital Ad Trends Report Everything Is Being Digitized 4.9B Global Internet Users (1) ~$27T Global E - Commerce Volume in 2019 (2) $479B Global Digital Ad Spend (3) 221M Global Cryptocurrency Users (4) $40B+ Annualized NFT Volumes (6) $2.5T Metaverse Market Size by 2030 (5) 16

1) eMarketer US Generation Z Technology & Media Use, as of Nov. 2021 2) Time spent with select apps (TikTok, YouTube, Instagram, Snapchat, and Facebook) among US iPhone users 3) DataReportal, Cybersecurity Ventures, International Telecommunication Union, Top Design Firms 80% Aged 9 - 17 are daily viewers on Youtube in US (1) 38% Aged 12 - 34 watch live stream gaming in US (1) 43% Aged 18 - 24 that use AR features on social media (1) 29hrs Aged 18 - 25 avg. time per week spent on social media (1) (2) 71% Small businesses are online (3) 42% Aged 13 - 17 that own or intend to own a VR headset (1) 17 (3) (1)

Source: 2019 data from UNCTAD, as of May 2021. 2030 data from GMD Research, as of Jul. 2020 18

1) PubMatic, 2020 Global Digital Ad Trends Report. 2) 2018 - 2022 data from Pubmatic, 2020 Global Digital Ad Trends Report. 2026 estimates from ReportLinker, as of Oct. 2021 19 (1) (1) (2)

1) Crypto.com, as of Jun. 2021 2) NORC, as of Jul. 2021 3) Historical data from CoinMarketCap.com. 2025 estimate from Hayden Capital as of Nov. 2021 20 (1) (2) (3)

1) Roundhill Investments, as of Jun. 2021 2) Reuters, as of Nov. 2021 21 (1) (2)

1) Jefferies Research, as of Oct. 2021 2) Reuters, as of Jul. 2021 3) Business Insider, as of Aug. 2021 22 (1) (2) (4) (3) (5) 4) Christies, as of Dec. 2020 5) Business Insider, as of Nov. 2021

InfiniteWorld Overview

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Capabilities

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Our Offerings Only peer with a full - service suite NFT Marketplace White - Label NFT tools Physical to digital integration Branded content creator partnerships Digital content creation platform Asset Management and Certification Creative agency solutions AI powered physical stand - ins Custom 3D physical environment renderings Brand Licensing 33

Asset Creation The future of product visualization Comprehensive digital product creation Infinitely reusable digital content at scale for manufacturers and brand owners worldwide. Fully standards compliant or bespoke services for one to thousands of products. Producing thousands of real world, physical branded products per month using CGI, PRDKT eliminates the need for photo and video shoots PRDKT Pholio Fantascope Creative agency solutions studio for short - form commercials and NFTs with videos and animation Creative agency solutions focused solely on long - form animated productions , utilizing the same techniques, workflows, and assets from PRDKT and Pholio 34

Asset Creation PRDKT - Digitizing brands and products 35

Asset Creation Pholio - Short - form creative solutions 36

Fantascope - Long - form animated productions Asset Creation 37

Artificial Intelligence layer with deepfake technology can reproduce, in still or animated form, a completely photorealistic likeness of any celebrity, sports star, or real - world person Dubls Takes AI technology one step further by using scans of hundreds of real - world people to generate hundreds of thousands of digital synthespians that have never existed in the real world These photo - real humans can be used by brands as ambassadors, models, and even spokespersons Huemns World Leading CGI Capabilities Asset Creation 38 38

NFTs for the most historic cultural moments Supercar’s digital marketplace for new experiences, management channels and community engagement Hosted, White Label NFT Marketplaces The world’s first NFT goodness exchange Infrastructure 39

The first NFT linked to a physically redeemable collectible, NBA Game - worn sneaker designed by Washington Wizards Star, Spencer Dinwiddie Physical to Digital InfiniteWorld has built the infrastructure for the transfer of ownership in the future by providing a digital watermark, a breadcrumb of provenance that doesn't exist outside the world of NFTs Infrastructure 40 40

Infrastructure

Category leading asset management platform

Google

Browser-based SaaS collaboration & rendering

Cloud native, microservice platform. 1 of only a handful of companies with access to Google's ultra-secure core infrastructure

Global multi exabyte, 10Gbps data lake, and on-demand VDI solution connects our creators and accelerates content creation by 400%

Scalable production of 3D assets

Global marketplace for content and product creation that connects brands' requests for content with the crowdsourced gig economy, creating a scalable source of digital asset creation



NVIDIA

NVIDIA partnership accelerates AI

NVIDIA GPUs on Google's AI infrastructure power next-level CGI real-time creation, deep fake technology for Dubls and Huemns

NVIDIA integration technology enables interoperability between global scale content CGI tools, protocols and creators 24/7/365

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Our gamification vertical allows NFT owners to do more than just be a part of the resale loop. ● We bring greater value to NFT assets by introducing earning dynamics ● Utility tools like messaging and content creation apps are offered to drive engagement ● Common gaming themes have been adopted such as ranking and leaderboards to encourage engagement and healthy competition ● Value is created via rewards in the form of points, virtual currency, and crypto redeemable opportunities for physical and virtual products, and so much more. Mecanique Engagement 42 42

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Product Roadmap



Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Dreamview Client Interface
Custom client dashboards for content creation, delivery and distribution
Dubls Product Launch
Photorealistic digital twins of ANY individual, as images or video
DreamView Creator Interface
Hardware agnostic creator tools that allow certified artists to build branded products anywhere in the world
Huemns Product Launch
Unique to digital only, photorealistic humans that can portray branded products in any situation
Infinite App 2.0 (Physical)
Bring together NFC tags with Digital Assets
PRDKT Platform
Our SaaS based technology, open to the world, for content creation and much, much more...
Digital Art Infrastructure (TROPE)
Safe and secure marketplace for artists to sell truly unique and one of a kind digital art
InfiniteWorld v2.0
Streamlined UX and core platform upgrade
InfiniteWorld v2.1
Blockchain interoperability, payment, and admin portal
InfiniteWorld v2.2
User generated content (UGC) to enable independent artists
InfiniteWorld v2.3
Introduce advanced reporting, analytics, and gamification
InfiniteWorld v2.4
Bring additional music capabilities to the marketplace
NFTs over SMS
Enable sharing of NFTs via SMS

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Financials

How we Generate Revenue NFT Activity Fees Platform & Subscription Fees Content & Production Fees 1 2 3 ● Percentage of gross sales for every NFT on the InfiniteWorld & partner marketplace(s) ● Percentage of gross sales for all content created via Pholio ● Sales of physical tags ● We charge users of our white - label NFT marketplaces ● We plan to charge fees to users of our CGI digital content creation platform ● We create digital content and assets for clients and charge front and back - end fees 46

Compelling Projected Financial Profile 130%+ Revenue CAGR (2023E - 2025E) ~$384M Consolidated Revenue (2025E) 45% EBITDA Margin (2025E) 13% Average Fee Charged on all NFT Transactions Across Hosted Platforms (2025E) 58 Average Active White Label NFT Hosted Storefronts (2025E) 40,000+ Average Active Subscribers of Content Creation Platforms (2025E) 47

Multiple multi - million dollar deals With large global brands to build white label marketplaces, gamification sites, and high quality digital assets and NFTs ● Multiple key influential leaders ● One of the biggest art galleries and museums in the world ● One of the biggest artists in the world ● Several sports influencers ● Multiple leading automotive brands ● Leading music industry brands and agencies ● Leading consumer product brands ● Multiple artists, and athletes ● Pipeline of +80 deals across brands, artists, sports Deals InfiniteWorld is well positioned to be a strong player in the infrastructure market for the Metaverse 48 48

Marketplace Activity Fees Content & Production Fees Platform & Subscription Fees Note: Assumes no Aries shareholder redemptions and closing in 1H22. 49 $1

$ in millions 2021E 2022E 2023E 2024E 2025E 2026E Consolidated Revenue NFT Activity Fees $0 $4 $22 $70 $186 $463 Platform & Subscription fees 0 4 10 25 67 143 Content & Production Fees 1 11 39 77 131 219 Total Revenue $1 $19 $71 $173 $384 $824 % YoY Growth NM NM 283% 143% 122% 114% Gross Profit $0 $12 $48 $118 $261 $543 % of Revenue 64% 65% 68% 68% 68% 66% % YoY Growth NM NM 300% 145% 122% 108% Operating Expenses $8 $28 $43 $63 $97 $158 % of Revenue NM 149% 61% 36% 25% 19% % YoY Growth NM NM 56% 45% 54% 64% EBITDA ($7) ($15) $8 $61 $172 $394 % of Revenue NM NM 11% 35% 45% 48% % YoY Growth NM NM NM 648% 184% 129% Projected Financial Statements Note: Assumes no Aries shareholder redemptions and closing in 1H22. 50

Valuation & Benchmarking

Peer Benchmarking Sources: Public filings and Capital IQ (for market data and consensus analyst estimates) as of December 10, 2021. NA denotes “No t Available”. 52